Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 30, 2004 relating to the financial statements, which appears in the 2004 Proxy Statement of Wendy’s International, Inc., which is incorporated by reference in Wendy’s International, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2003. We also consent to the incorporation by reference of our report dated January 30, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

April 23, 2004

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